April 13, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington DC 20549

Re: Pure Pharmaceutical Corporation SB-2/A Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated April 13, 2007, of the following:

•
Our report to the Stockholders and Board of Directors of Pure Pharmaceutical Corporation dated December 12, 2006, except for Notes 2(k) and 7 which are dated February 5, 2007, on the financial statements of the Company as of September 30, 2006 and 2005 the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from September 24, 2004 (inception) through September 30, 2006.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

“DMCL”

Dale Matheson Carr-Hilton LaBonte LLP
“DMCL” Chartered Accountants
Vancouver, Canada